EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement of ICOP Digital, Inc. of our report dated March 23, 2006 relating to the financial statements of ICOP Digital, Inc. that appear in the Registration Statement. We also consent to all references to our firm included in the Registration Statement, including under the heading “Experts.”

/s/ Cordovano and Honeck LLP

(formerly Cordovano and Honeck, P.C.)

Denver, Colorado

September 12, 2006